Exhibit 99.2 Teleflex Incorporated Second Quarter 2020 Earnings Conference Call 1

Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay is available by dialing (855) 859-2056 or for international calls, (404) 537-3406, pass code number 1778009 2

Today’s Speakers Liam Kelly Chairman, President and CEO Thomas Powell Executive VP and CFO Jake Elguicze Treasurer and VP, Investor Relations 3

Note on Forward-Looking Statements This presentation contains forward-looking statements, including, but not limited to, estimated pre-tax charges we expect to incur in connection with the workforce reduction plan we commenced in the second quarter of 2020 (the “2020 workforce reduction plan”) and our ongoing restructuring programs; estimated annualized pre-tax savings we expect to realize in connection with the 2020 workforce reduction plan, our ongoing restructuring programs and a similar initiative within our OEM segment (the “OEM initiative”); our expectations with respect to when we will begin to realize savings from the 2020 workforce reduction plan, our ongoing restructuring programs and the OEM initiative and when those plans and programs will be substantially completed; our assumptions with respect to the euro to U.S. dollar exchange rate for 2020 and our adjusted weighted average shares for 2020; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our second quarter 2020 performance and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended June 28, 2020 located in the investor section of our website at www.teleflex.com and our Quarterly Report on Form 10-Q for the quarter ended June 28, 2020 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. 4

Executive Overview Liam Kelly Chairman, President and CEO 5

2Q 2020 Highlights • Q2 revenue and adjusted earnings per share significantly better than internal expectations Q2 Summary • New workforce reduction plan announced to further improve long-term profitability • Management estimates that COVID-19 had a net Business Performance negative impact to revenue of approximately $130 million, or 20% • Adverse revenue impact of approximately $144 million across several global product categories, somewhat offset by increased demand of COVID-19 Impact approximately $14 million within Vascular Access and All Other product categories • Improving monthly revenue trends for Interventional Urology, Interventional Access and Surgical product categories as quarter progressed 6

2Q 2020 Financial Results Revenue Highlights • 2Q20 as reported revenue decreased 13.1% versus 2Q19 • 2Q20 constant currency revenue decreased 12.0% versus 2Q19 • Management estimates that COVID-19 had a net negative impact of approximately $130 million, or 20% Global Product Revenue Drivers1 • Vascular Access revenue of $164.9 million, up 8.8% vs 2Q19, driven by sales of CVCs and EZ-IO; includes estimated positive impact from COVID-19 of approximately 5% • Other2 revenue of $91.4 million, up 5.4% vs 2Q19, led by higher respiratory product volumes; includes estimated positive impact from COVID-19 of approximately 6% • Interventional Urology revenue of $40.1 million, down 40.9% vs 2Q 19; includes estimated negative impact from COVID-19 of approximately 85% Adjusted Margin and Adjusted EPS Highlights • Adjusted gross margin of 53.9%, down 380 bps versus 2Q19 • Adjusted operating margin of 21.8%, down 340 bps versus 2Q19 • Adjusted EPS of $1.93, down 27.4% as compared to prior year period 1. All global product family revenue growth provided is on a constant currency basis 2. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products) 7 Note: Tables reconciling non-GAAP financial measures to the most comparable GAAP financial measures are included within this presentation and the appendices to this presentation.

COVID-19 Update • Estimated 2Q COVID-19 net revenue headwind of ~ $130 million, or ~20% • Vascular Access: + ~ $8 million • Interventional Access: - ~ $25 million • Anesthesia: - ~ $18 million • Surgical: - ~ $28 million • Interventional Urology: - ~ $58 million • OEM: -~ $15 million • Other: + ~ $6 million • Improving monthly revenue trends for businesses most impacted by COVID-19 as quarter progressed • Year-over-year Interventional Urology revenue down ~79% in April; ~30% in May; ~8% in June • Year-over-year Interventional Access revenue down ~30% in April; ~28% in May; ~2% in June • Year-over-year Surgical revenue down ~34% in April; ~31% in May; ~21% in June • Due to uncertainty of the scope and duration of COVID-19 pandemic, not reinstating 2020 financial guidance 8

2Q20 Segment Revenue Review As- Constant Estimated Dollars Q2’20 Q2’19 Reported Currency Currency COVID-19 in Millions Revenue Revenue Revenue Impact Growth Impact Growth Americas $312.5 $373.8 (16.4%) (0.4%) (16.0%) (~24%) EMEA $131.6 $147.1 (10.5%) (2.5%) (8.0%) (~9%) Asia $67.1 $75.2 (10.8%) (3.0%) (7.8%) (~18%) OEM $55.8 $56.4 (1.1%) (0.4%) (0.7%) (~26%) TOTAL $567.0 $652.5 (13.1%) (1.1%) (12.0%) (~20%) 9

2Q20 Global Product Category Revenue Review As- Constant Estimated Dollars Q2’20 Q2’19 Reported Currency Currency COVID-19 in Millions Revenue Revenue Revenue Impact Growth Impact Growth Vascular Access $164.9 $153.6 7.4% (1.4%) 8.8% ~5% Interventional $82.6 $104.8 (21.2%) (0.9%) (20.3%) (~24%) Anesthesia $64.9 $85.7 (24.3%) (1.3%) (23.0%) (~22%) Surgical $67.3 $95.6 (29.6%) (1.2%) (28.4%) (~30%) Interventional $40.1 $68.0 (40.9%) (0.0%) (40.9%) (~85%) Urology OEM $55.8 $56.4 (1.1%) (0.4%) (0.7%) (~26%) Other $91.4 $88.4 3.4% (2.0%) 5.4% ~6% TOTAL $567.0 $652.5 (13.1%) (1.1%) (12.0%) (~20%) 10 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products).

Clinical and Commercial Updates

Int. Urology: UroLift® System

KEY TAKEAWAYS

- **Two studies presented at AUA 2020 Virtual Science Event**
  - 1) Results from a meta-analysis of patients' sexual function following treatment with the UroLift System versus medical therapy [1]
  - 2) Analysis compared patient outcomes from the large Real World Retrospective study to those found in the L.I.F.T. pivotal trial and P.U.L.S.A.R. urinary retention trial [2]
- **Study comparing patient experience of those treated with the UroLift System to those who received the Rezum steam injection were published in the Canadian Journal of Urology [3]**
  - Compared 53 non-retention patients from two U.S. sites who received treatment with either the UroLift System or tissue ablation with the Rezum steam injection
  - Early post-operative results showed positive differences for patients treated with the UroLift System compared to Rezum, including better sexual function outcomes, less interference in daily activities and higher patient satisfaction


Nitinol
Capsular Tab
PET Suture
8 mm
Stainless Steel Urethral
End Piece

UroLift® System
Permanent Implant


UROLIFT

UroLift® System
Delivery Device

11 1. Roehrborn C.G. & Rukstalis D.M., Virtual AUA 2020 2. Eure et al. Virtual AUA 2020 3. Tutrone R. & Schiff W. CJU 2020

Teleflex®

Clinical and Commercial Updates

Int. Urology: UroLift® System

KEY TAKEAWAYS

- **FDA 510(k) clearance for UroLift® ATC™ System**
  - An enhanced delivery device that facilitates advanced tissue control for challenging anatomies such as an obstructive median lobe and large lateral lobes before implant deployment
  - Market Acceptance Test scheduled for late 2020
- **National DTC Campaign Commenced**
  - Began in early July and is expected to run through early 4Q 2020
  - Initial results encouraging
- **Significant milestone reached**
  - To date, clinicians have used the UroLift System to treat more than 200,000 patients globally for BPH*



UroLift® ATC System

* = Management estimate based on product sales and average units per procedure.

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Teleflex®

Clinical and Commercial Updates

Interventional: CTO-PCI IDE Study

KEY TAKEAWAYS

- **CTO-PCI IDE Study**
  - Prospective, single-arm IDE study targeting 150 patients across ~15 US sites, to evaluate the performance of Teleflex coronary guidewires and specialty catheters in Chronic Total Occlusion (CTO) percutaneous coronary intervention (PCI) procedures
  - Study devices include GuideLiner® V3 catheter, TrapLiner® catheter, Turnpike® catheter, and a series of five coronary guidewires (Spectre™ Guidewire, R350™ Guidewire, Raider™ Guidewire, Warrior™ Guidewire and Bandit™ Guidewire) [1]
  - 6 sites currently open and 14 patients have been enrolled to date



Specialty Coronary Guidewires



Turnpike® Catheters



GuideLiner® V3 Catheter



TrapLiner® Catheter

1 = Each study device is currently commercially available in the US under a more general indication. These products are investigational devices for clinical evaluation as used in the CTO-PCI study.

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Teleflex®

Financial Overview Thomas Powell Executive VP and CFO 14

2Q20 Financial Review Global revenue of $567.0 million • Decreased 13.1% vs. prior year period on an as-reported basis • Decreased 12.0% vs. prior year period on a constant currency basis Gross margin • GAAP gross margin of 49.1%, down 490 bps vs. prior year period • Adjusted gross margin of 53.9%, down 380 bps vs. prior year period Operating margin • GAAP operating margin of 6.8%, down 970 bps vs. prior year period • Adjusted operating margin of 21.8%, down 340 bps vs. prior year period Effective tax rate • GAAP tax rate of 50.9%, compared to 4.4% in prior year period • Adjusted tax rate of 15.8%, up 240 bps vs. prior year period Earnings per share • GAAP EPS of $0.24 vs. $1.77 in prior year period • Adjusted EPS of $1.93, down 27.4% vs. prior year period 15 Note: See appendices for reconciliations of non-GAAP information

2020 Workforce Reduction Plan Announced • During the second quarter of 2020, we committed to a workforce reduction designed to improve profitability and reduce cost primarily by streamlining certain sales and marketing functions in our EMEA segment and certain manufacturing operations in our OEM segment. The workforce reduction was initiated to further align the business with our high growth strategic objectives. • We estimate that we will incur aggregate pre-tax restructuring charges of $10 million to $13 million, consisting primarily of termination benefits, and will result in future cash outlays. This plan will be substantially complete during 2020 and as a result most of these charges are expected to be incurred prior to the end of 2020. • We expect to begin realizing plan-related savings in 2020 and expect to achieve annual pre-tax savings of $11 million to $13 million once the plans are fully implemented. 16

Key Takeaways • Teleflex delivered solid performance in the second quarter of 2020 on an underlying basis • Remain committed to managing business resources prudently during the COVID-19 global pandemic • Poised to accelerate growth as interventional urology, interventional access, and surgical procedures continue to recover 17

Question and Answer Section 18

THANK YOU 19

Appendices 20

Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. • Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices D and E; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix A. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix B; (iv) intangible amortization expense; and (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (A) to the reconciliation table appearing in Appendix C; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. 21

Non-GAAP Adjustments The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below. European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. Manufacturers of currently marketed medical devices will have until May 2020 to meet the MDR requirements, although certain devices that previously satisfied MDD requirements can continue to be placed on the EU market until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non- competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability. 22

Appendix A – Reconciliation of Adjusted Gross and Operating Margin, Income Tax and EPS (Dollars in millions, except per share data)

Three Months Ended June 28, 2020

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted Earnings Per Share
GAAP Basis	49.1%	6.8%	$23.3	$11.8	$0.24
Adjustments					
Restructuring, restructuring related and impairment items (A)	1.1%	4.5%	25.4	0.9	$0.52
Acquisition, integration and divestiture related items (B)	—	3.0%	16.9	0.2	$0.35
Other items (C)	—	0.1%	0.3	0.1	—
MDR (D)	—	0.5%	2.7	—	$0.06
Intangible amortization expense (E)	3.7%	7.0%	39.7	6.4	$0.71
Tax adjustments	—	—	-	-2.3	$0.05
Adjustments total	4.8%	15.0%	85.0	5.3	$1.69
Adjusted basis	**53.9%**	**21.8%**		**17.1**	**$1.93**

Year to date Ending June 28, 2020

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted Earnings Per Share
GAAP Basis	51.1%	16.4%	$165.5	$22.9	$ 3.02
Adjustments					
Restructuring, restructuring related and impairment items (A)	0.9%	2.7%	31.9	1.6	$ 0.64
Acquisition, integration and divestiture related items (B)	0.1%	-2.1%	(25.7)	0.6	$ (0.56)
Other items (C)	—	—	0.3	0.1	$ -
MDR (D)	—	0.4%	4.5	—	$ 0.09
Intangible amortization expense (E)	3.5%	6.6%	78.6	12.6	$ 1.40
Tax adjustments	—	—	(0.0)	(2.4)	$ 0.05
Adjustments total	4.6%	7.4%	89.6	12.5	$ 1.62
Adjusted basis	**55.7%**	**23.8%**		**35.5**	**$4.65**

Quarter Ended - June 30, 2019

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted Earnings Per Share
GAAP Basis	54.0%	16.5%	$87.2	$3.8	$1.77
Adjustments					
Restructuring, restructuring related and impairment items (A)	0.6%	0.8%	5.3	1.5	$0.08
Acquisition, integration and divestiture related items (B)	—	1.9%	12.6	0.0	$0.27
Other items (C)	—	0.2%	1.4	0.3	$0.02
MDR (D)	—	0.1%	0.3	0.0	$0.01
Intangible amortization expense (E)	3.2%	5.8%	37.5	7.7	$0.63
Tax adjustments	—		-	6.0	-$0.13
Adjustments total	3.7%	8.7%	57.2	15.5	$0.88
Adjusted basis	**57.7%**	**25.2%**		**19.3**	**$2.66**

Year to Date Ended - June 30, 2019

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted Earnings Per Share
GAAP Basis	53.4%	14.4%	$140.1	$14.8	$2.67
Adjustments					
Restructuring, restructuring related and impairment items (A)	0.5%	2.0%	25.8	3.4	$0.48
Acquisition, integration and divestiture related items (B)	—	1.9%	23.4	(1.9)	$0.54
Other items (C)	—	0.2%	2.4	0.6	$0.04
MDR (D)	—	—	0.6	—	$0.01
Intangible amortization expense (E)	3.3%	5.9%	75.3	15.4	$1.27
Tax adjustments	—	—	-	5.3	-$0.11
Adjustments total	3.8%	10.1%	127.6	22.8	$2.23
Adjusted basis	**57.2%**	**24.5%**		**37.6**	**$4.90**

23

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Teleflex®

Appendix B – Reconciliation of Adjusted EPS from Continuing Operations Three Months Ended June 28, 2020 (Dollars in Millions, except per share data) Diluted earnings per Cost of goods sold, Selling, general and Research and Income (loss) from Restructuring and share from excluding intangible administrative development Income taxes continuing impairment charges continuing asset amortization expenses expenses operations operations GAAP Basis $288.7 $191.2 $29.4 $19.0 $11.8 $11.4 $0.24 Adjustments Restructuring, restructuring related 6.3 0.1 — 19.0 0.9 24.6 $0.52 and impairment items (A) Acquisition, integration and — 16.9 — — 0.2 16.7 $0.35 divestiture related items (B) Other items (C) — 0.3 — — 0.1 0.2 — MDR Costs (D) — — 2.7 — 0.0 2.7 $0.06 Intangible amortization expense (E) 21.1 18.5 0.1 — 6.4 33.3 $0.71 Tax adjustments — — — — (2.3) 2.3 $0.05 Total Adjustments 27.4 35.8 2.8 19.0 5.3 79.8 $1.69 Adjusted basis $1.93 24 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix C – Reconciliation of Adjusted EPS from Continuing Operations
Three Months Ended June 30, 2019 (Dollars in Millions, except per share data)

	Cost of goods sold, excluding intangible asset amortization	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$300.3	$215.5	$27.6	$1.7	$3.8	$83.3	$1.77
Adjustments							
Restructuring, restructuring related and impairment items (A)	3.6	0.0	0.0	1.7	1.5	3.9	$0.08
Acquisition, integration and divestiture related items (B)	—	12.6	—	—	0.0	12.6	$0.27
Other items (C)	—	1.4	—	—	0.3	1.0	$0.02
MDR Costs (D)	—	—	0.3	—	—	0.3	$0.01
Intangible amortization expense (E)	20.7	16.7	0.1	—	7.7	29.8	$0.63
Tax adjustments	—	—	—	—	6.0	(6.0)	($0.13)
Total Adjustments	24.3	30.7	0.5	1.7	15.5	41.7	$0.88
Adjusted basis							**$2.66**

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

25

Teleflex®

Appendix D – Reconciliation of Adjusted EPS from Continuing Operations YTD Period Ended June 28, 2020 (Dollars in Millions, except per share data) Diluted earnings per Cost of goods sold, Selling, general and Research and Income (loss) from Restructuring and share from excluding intangible administrative development Income taxes continuing impairment charges continuing asset amortization expenses expenses operations operations GAAP Basis $585.7 $339.0 $56.8 $20.4 $22.9 $142.6 $3.02 Adjustments Restructuring, restructuring related 11.2 0.3 — 20.4 1.6 30.2 $0.64 and impairment items (A) Acquisition, integration and 1.7 (27.4) — — 0.6 (26.3) ($0.56) divestiture related items (B) Other items (C) — 0.3 — — 0.1 0.2 — MDR (D) — — 4.5 — 0.0 4.5 $0.09 Intangible amortization expense (E) 42.0 36.4 0.2 — 12.6 66.0 $1.40 Tax adjustments — — — — (2.4) 2.4 $0.05 Total Adjustments 54.9 9.6 4.7 20.4 12.5 77.0 $1.62 Adjusted basis $4.65 26 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix E – Reconciliation of Adjusted EPS from Continuing Operations YTD Period Ended– June 30, 2019 (Dollars in Millions, except per share data) Diluted earnings per Cost of goods sold, Selling, general and Research and (Gain) loss on sale Income (loss) from Restructuring and share from excluding intangible administrative development of business and Income taxes continuing impairment charges continuing asset amortization expenses expenses assets operations operations GAAP Basis $589.9 $422.4 $54.7 $19.1 (2.7) $14.8 $125.2 $2.67 Adjustments Restructuring, restructuring related 6.7 0.0 0.0 19.1 — 3.4 22.4 $0.48 and impairment items (A) Acquisition, integration and — 26.2 — — (2.7) (1.9) 25.3 $0.54 divestiture related items (B) Other items (C) — 2.4 — — — 0.6 1.8 $0.04 MDR Costs (D) — — 0.6 — — — 0.6 $0.01 Intangible amortization expense (E) 41.5 33.6 0.2 — — 15.4 59.9 $1.27 Tax adjustments — — — — — 5.3 (5.3) ($0.11) Total Adjustments 48.1 62.2 0.9 19.1 (2.7) 22.8 104.8 $2.23 Adjusted basis $4.90 27 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix A, B, C, D, E tickmarks (A) Restructuring, restructuring related and impairment items – For the three months ended June 28, 2020, pre-tax restructuring charges were $19.0 million, pre-tax restructuring related charges were $6.4 million; there were no pre-tax impairment charges. For the three months ended June 30, 2019, pre-tax restructuring income was $2.2 million, pre-tax restructuring related charges were $3.7 million, and pre-tax impairment charges were $3.9 million. For the six months ended June 28, 2020, pre-tax restructuring charges were $20.4 million and pre-tax restructuring related charges were $11.5 million. For the six months ended June 30, 2019, pre-tax restructuring charges were $12.2 million, pre-tax restructuring related charges were $6.7 million, and pre-tax impairment charges were $6.9 million. (B) Acquisition, integration and divestiture related items – For the three months ended June 28, 2020, these items primarily related to contingent consideration liabilities, and charges primarily related to our acquisition of IWG High Performance Conductors, Inc. For the three months ended June 30, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of Essential Medical, Inc. There were no divestiture related activities for the three months ended June 28, 2020 and June 30, 2019. For the six months ended June 28, 2020, these charges primarily related to contingent consideration liabilities related to NeoTract and Essential Medical. For the six months ended June 30, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of Essential Medical, somewhat offset by the gain on sale of a divested business. (C) Other items – For the three months ended June 28, 2020, other items included expenses associated with prior year tax matters. For the three months ended June 30, 2019, other items included debt modification costs and product relabeling costs. For the six months ended June 28, 2020, other items included expenses associated with prior year tax matters. For the six months ended June 30, 2019, other items primarily included debt modification costs, expenses associated with a franchise tax audit, and product relabeling costs. (D) MDR – These costs were associated with our efforts to comply with the European Medical Device Regulation (MDR). (E) Intangible amortization expense – For the three months ended June 28, 2020 and June 30, 2019, we reclassified intangible asset amortization expense of $21.1 million and $20.7 million, respectively, from selling, general and administrative expenses to cost of goods sold. For the six months ended June 28, 2020 and June 30, 2019, we reclassified intangible asset amortization expense of $42.0 million and $41.5 million, respectively, from selling, general and administrative expenses to cost of goods sold. 28 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix F – 2020 Financial Outlook Assumptions • Foreign Exchange: Euro to U.S. Dollar exchange rate assumed to be approximately 1.10 for full year 2020 (1.11 as of the 1Q 2020 earnings) • Share count: Adjusted weighted average shares expected to be approximately 47.3 million for full year 2020 (47.5 million as of 1Q 2020 earnings) • 2020 calendar of shipping days: • Q1’20 vs. Q1’19: 1 less day • Q2’20 vs. Q2’19: no difference • Q3’20 vs. Q3’19: no difference • Q4’20 vs. Q4’19: 2 additional days 29

Appendix G – Restructuring and Similar Cost Savings Initiatives Summary

During the second quarter of 2020, we committed to workforce reduction designed to improve profitability and reduce cost primarily by streamlining certain sales and marketing functions in our EMEA segment and certain manufacturing operations in our OEM segment. The workforce reduction was initiated to further align the business with our high growth strategic objective.

We estimate that we will incur aggregate pre-tax restructuring charges of $10 million to $13 million, consisting primarily of termination benefits, and will result in future cash outlays. This plan will be substantially complete during 2020 and as a result most of these charges are expected to be incurred prior to the end of 2020. We expect to begin realizing plan-related savings in 2020 and expect to achieve annual pre-tax savings of $11 million to $13 million once the plans are fully implemented

In addition to the 2020 workforce reduction plan, we have ongoing restructuring programs primarily related to the consolidation of our manufacturing operations (referred to as our 2019, 2018 and 2014 Footprint realignment plans).

We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment (the "OEM initiative") that was initiated in 2018 and does not meet the criteria for a restructuring program under applicable accounting guidance; nevertheless, the activities should result in cost savings (we expect only minimal costs to be incurred in connection with the OEM initiative). With respect to our currently ongoing restructuring programs and the OEM initiative, the table below summarizes charges incurred or estimated to be incurred and estimated annual pre-tax savings to be realized as follows: (1) with respect to charges (a) the estimated total charges that will have been incurred once the restructuring programs and OEM initiative are completed; (b) the charges incurred through December 31, 2019; and (c) the estimated charges to be incurred from January 1, 2020 through the last anticipated completion date of the restructuring programs and OEM initiative, December 31, 2024 and (2) with respect to estimated annual pre-tax savings, (a) the estimated total annual pre-tax savings to be realized once the restructuring programs and OEM initiative are completed; (b) the estimated annual pre-tax savings realized based on the progress of the restructuring programs and OEM initiative through December 31, 2019; and (c) the estimated additional annual pre-tax savings to be realized from January 1, 2020 through the last anticipated completion date of the restructuring programs and the OEM initiative, December 31, 2024.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring activities and similar activities, changes in the scope of restructuring programs and the OEM initiative, unanticipated expenditures and other developments including the uncertainties created by the COVID-19 pandemic, the effect of additional acquisitions or dispositions, the failure to realize anticipated savings associated with the development and qualification of a component included in certain kits sold by our anesthesia business in North America and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings constituting efficiencies with respect to increased costs that otherwise would have resulted from business acquisitions involve, among other things, assumptions regarding the cost structure and integration of businesses that previously were not administered by our management, which are subject to a particularly high degree of risk and uncertainty. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below reflects changes from amounts previously estimated. In addition, the table below does not include estimated charges and pre-tax savings related to substantially completed programs. Additional details, including estimated charges expected to be incurred in connection with our restructuring programs, are described in Note 5 to the condensed consolidated financial statements included in our form 10-Q.

Pre-tax savings also can be affected by increases or decreases in sales volumes generated by the businesses subject to the consolidation of manufacturing operations; such variations in revenues can increase or decrease pre-tax savings generated by the consolidation of manufacturing operations. For example, an increase in sales volumes generated by the affected businesses, although likely increasing manufacturing costs, may generate additional savings with respect to costs that otherwise would have been incurred if the manufacturing operations were not consolidated.

Dollars in Millions	Estimated Total	Actual results through December 31, 2019	Estimated remaining from January 1, 2020 through December 31, 2024
Restructuring charges[1]	$103 - $124	$83	$20 - $41
Restructuring related charges[2]	$118 - $144	$46	$72 - $98
Total charges[3]	**$221 - $268**	**$129**	**$92 - $139**
OEM initiative annual pre-tax savings	$6 - $7	$1	$5 - $6
Pre-tax savings – 2020 Workforce reduction plan [4]	$11 - $13	–	$11 - $13
Pre-tax savings – ongoing restructuring plans [5,6]	$68 - $78	$25	$43 - $53
Total annual pre-tax savings	**$85 - $98**	**$26**	**$59 - $72**

30

Teleflex®

Appendix G Footnotes (1) Includes estimated charges associated with the 2020 Workforce reduction plan of $10 million to $13 million. (2) Represents charges that are directly related to restructuring programs and principally constitute costs to transfer manufacturing operations to existing lower-cost locations, project management costs and accelerated depreciation, as well as a charge that is expected to be imposed by a taxing authority as a result of our exit from facilities in the authority's jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized as cost of goods sold. (3) In addition to the impacts of the 2020 Workforce reduction plan initiated during the second quarter of 2020, the estimated ranges for restructuring, restructuring related and total charges have been adjusted to reflect changes in estimates related primarily to termination benefits and transfer validation associated with the ongoing restructuring programs. The prior range of total charges for the ongoing restructuring plans was $205 million to $255 million as compared to the current range of $211 million to $255 million. (4) Most all of the pre-tax savings are expected to result in reductions to selling, general and administrative expenses. (5) Substantially all of the pre-tax savings are expected to result in reductions to cost of goods sold. (6) We estimate the annual pre-tax savings associated with our 2019 and 2014 realignment plans will be $15 million to $17 million and $28 million to $31 million, respectively, compared to our prior estimates of $12 million to $14 million and $26 million to $29 million, respectively. The increases in the savings ranges are the result of additional cost reduction measures and changes in assumptions identified as the programs progressed. 31

Appendix H – June 2020 Year-to-Date GPO and IDN Review Group Purchasing Organization Update 1Q20 2Q20 Renewed agreements 2 8 New agreements 1 0 Existing agreements lost 0 0 IDN Update 1Q20 2Q20 Renewed agreements 6 2 New agreements 7 6 Existing agreements lost 1 0 32